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                                                                     EXHIBIT 5.1
                                  May 17, 1995

SILICON GRAPHICS, INC.
2011 N. Shoreline Boulevard
Mountain View, California 94043-1389

                             SILICON GRAPHICS, INC.
                       REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

  As counsel to Silicon Graphics, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of the shares of the Company's Common Stock, $.001 par value (the "Shares"), to be issued upon conversion of the exchangeable non-voting shares (the "Convertible Shares") of Silicon Graphics Canada Limited, the continuing corporation that will result from the amalgamation of Alias Research Inc., an Ontario corporation, Silicon Graphics Canada, Inc. and 1103707 Ontario Inc., both Ontario corporations and subsidiaries of the Company, and be a subsidiary of the Company.

  As such counsel and in connection with the opinion expressed below, we have examined copies of the Registration Statement, the Company's Restated Articles of Incorporation dated November 7, 1994, as amended, the Company's Amended and Restated By-Laws, certificates of public officials and officers of the Company, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

  Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued upon conversion of the Convertible Shares, as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                          Very truly yours,

                                          SHEARMAN & STERLING